EXHIBIT 10.8

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FIRST AMENDMENT TO DISTRIBUTION AGREEMENT

This First Amendment to the Distribution Agreement ("Amendment") is between Vericel Corporation ("Vericel") and Orsini Pharmaceutical Services, Inc. (“Orsini"). This Amendment is effective as of August 10, 2017 ("Effective Date").

Whereas, Vericel and Orsini are parties to a Distribution Agreement dated May 15, 2017 (the "Distribution Agreement"), under which Vericel appointed Orsini as a specialty pharmacy distributor for Carticel® and MACI®;

Whereas, Vericel has discontinued the sale of Carticel and added an additional National Drug Code for MACI;

Whereas, the Parties now wish to update the Distribution Agreement to reflect these changes;

Therefore, the Parties agree to amend the Distribution Agreement as follows:

1.
Exhibit A. In order to remove Carticel and add an additional NDC for MACI (corresponding to an order of two cases per pack, with each case containing one implant), the Parties agree to delete and replace in its entirety the table “Products and Prices” with the following:

Product	NDC Number	List Price*
MACI	69866-1030-01	[***]
MACI	69866-1030-02	[***]

2.	No Other Changes. Except as provided in this Amendment, the terms and conditions of the Distribution Agreement will continue in full force.

IN WITNESS WHEREOF, the parties executed this First Amendment as of its Effective Date.

Vericel Corporation By: /s/ Daniel Orlando Name: Daniel Orlando Title: Chief Operating Officer Date: 11 August 2017	Orsini Pharmaceutical Services, Inc. By: /s/ Michael Fieri Name: Michael Fieri Title: President and CEO Date: 08.10.2017